                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):

                                October 29, 1993



                           RAMSAY HEALTH CARE, INC.
         -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                    0-13849                      63-0857352
-----------------            -----------                 ------------------

(State or other              (Commission                 (I.R.S. Employer
jurisdiction of              File Number)                Identification No.)
incorporation)



One Poydras Plaza
639 Loyola Avenue, Suite 1700
New Orleans, Louisiana                                 70113
----------------------------------------            -----------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code   (504) 525-2505

                               (Not Applicable)
     --------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

          The registrant, through a wholly-owned subsidiary, acquired all of the capital stock of Florida Psychiatric Management, Inc. ("FPM") on October 29, 1993. This acquisition marked the entry of the registrant into the direct provision of managed mental health care services. FPM is headquartered in Winter Park, Florida. FPM was founded, and is continuing its operation, based on the concept that clinically oriented managed care can control costs and curb reimbursement abuses while assuring that each patient receives the most appropriate level of treatment in a quality manner. The consideration for the acquisition was a combination of $4,000,000 in cash, $2,500,000 of Debentures (described below) issued by FPM and a contingent earn-out payment based on the attainment of certain earnings and revenue levels over the ensuing two years. The aggregate earn-out payment is an amount (in no event to exceed $2,000,000 in the aggregate) equal to the product of (i) 25%, multiplied by (ii) the positive excess, if any, of the average consolidated gross revenues of FPM and its subsidiaries for the fiscal years ending June 30, 1994 and June 30, 1995 over $6,800,000, multiplied by (iii) the change in operating income factor, a formula-based factor which will increase or decrease the aggregate earn-out payment based upon the increase or decrease in the average operating margin (consolidated net income or loss divided by consolidated gross revenues) of FPM and its subsidiaries for the fiscal years ending June 30, 1994 and June 30, 1995 over the 1993 operating margin.

          The Debentures issued by FPM in connection with the registrant's acquisition of FPM in the aggregate principal amount of $2,500,000 (the "Debentures") were issued to the selling stockholders of FPM, including Martin Lazoritz, Robert W. Pollack and I. Paul Mandelkern. Interest accrues on the Debentures at a fixed rate of 7% per annum and is payable quarterly, in arrears, together with installments of principal, until the Debentures mature on October 31, 1996. The Debentures are secured pursuant to a Stock Pledge Agreement dated October 29, 1993, pursuant to which the Debenture holders have a first priority lien on all of the common stock of FPM. Pursuant to the Stock Pledge Agreement, upon a default under the Debentures, the holders thereof have the right to foreclose upon the common stock of FPM.

          The consideration paid for the common stock of FPM was determined in arms-length negotiations between the registrant and the former stockholders of FPM.

          The cash portion of the purchase price for the common stock of FPM was funded out of the registrant's cash generated from operations.

          All information in this report is given as of October 29, 1993 and does not reflect any events or circumstances arising after October 29, 1993.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

A.   FINANCIAL STATEMENTS

                         PRO FORMA FINANCIAL STATEMENTS


          The following unaudited pro forma statements of operations are based on the historical consolidated statements of operations of Ramsay Health Care, Inc. ("RHCI"), adjusted to give effect to the acquisition of Florida Psychiatric Management, Inc. (FPM), assuming this acquisition occurred as of July 1, 1992. The acquisition and the related adjustments are described in the notes thereto.

          The following unaudited pro forma condensed balance sheet as of September 30, 1993 gives effect to the acquisition of FPM as if the acquisition of FPM occurred on September 30, 1993.

          The pro forma financial statements should be read in conjunction with RHCI's June 30, 1993 consolidated financial statements included in the Annual Report on Form 10-K and RHCI's September 30, 1993 consolidated financial statements included on Form 10-Q. The pro forma statements of operations are presented for informational purposes only and do not purport to represent what RHCI's results of operations would have been had the acquisition occurred as of July 1, 1992 and do not purport to represent RHCI's results of operations for any future period or date, nor do they give effect to any matters other than those described in the notes thereto.

                       PRO FORMA STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1993

                                                                                       Pro Forma
                                                RHCI          FPM        Subtotal     Adjustments       Pro Forma
                                            -------------  ----------  -------------  ------------    -------------
Net revenues                                $136,354,000   $6,893,000  $143,247,000     $       0     $143,247,000
Operating expenses:
Salaries, wages and benefits                  63,810,000    2,079,000    65,889,000             0       65,889,000
Other operating expenses                      40,454,000    4,358,000    44,812,000             0       44,812,000
Provision for doubtful accounts                8,148,000            0     8,148,000             0        8,148,000
Depreciation and amortization                  6,605,000      137,000     6,742,000       431,000(a)     7,173,000
Interest and other financing charges           9,494,000       31,000     9,525,000       165,000(b)     9,690,000
  Loss on sales and closure of
   facilities                                  7,524,000            0     7,524,000             0        7,524,000
Restructuring and other charges                1,367,000            0     1,367,000             0        1,367,000
                                            ------------   ----------  ------------     ---------     ------------
TOTAL OPERATING EXPENSES                     137,402,000    6,605,000   144,007,000       596,000      144,603,000
INCOME (LOSS) BEFORE MINORITY
 INTERESTS AND INCOME TAXES                   (1,048,000)     288,000      (760,000)     (596,000)      (1,356,000)
Minority interests                             1,126,000            0     1,126,000             0        1,126,000
                                            ------------   ----------  ------------     ---------     ------------
INCOME (LOSS) BEFORE INCOME TAXES             (2,174,000)     288,000    (1,886,000)     (596,000)      (2,482,000)
Provision (benefit) for income taxes             159,000      104,000       263,000      (149,000)         114,000
                                            ------------   ----------  ------------     ---------     ------------
INCOME (LOSS) FROM CONTINUING               $ (2,333,000)  $  184,000  $ (2,149,000)    $(447,000)    $ (2,596,000)
 OPERATIONS                                 ============   ==========  ============     =========     ============
Income (loss) from continuing operations
 per common share:
Primary                                           ($0.29)                                                   ($0.33)
Fully diluted                                     ($0.29)                                                   ($0.33)
Weighted average number of shares
 outstanding:
Primary                                        7,932,000                                                 7,932,000
Fully diluted                                  7,932,000                                                 7,932,000

                       PRO FORMA STATEMENT OF OPERATIONS
                        QUARTER ENDED SEPTEMBER 30, 1993

                                                                                Pro Forma
                                           RHCI        FPM(c)      Subtotal    Adjustments     Pro Forma
                                        -----------  -----------  -----------  ------------   -----------
Net revenues                            $31,983,000  $2,548,000   $34,531,000    $       0     $34,531,000
Operating expenses:
Salaries, wages and benefits             15,460,000     673,000    16,133,000            0      16,133,000
Other operating expenses                  9,318,000   1,928,000    11,246,000            0      11,246,000
Provisions for doubtful accounts          1,715,000           0     1,715,000            0       1,715,000
Depreciation and amortization             1,580,000      47,000     1,627,000      108,000(a)    1,735,000
Interest and other financing charges      2,276,000      11,000     2,287,000       33,000(a)    2,320,000
                                        -----------  ----------   -----------  -----------     -----------
TOTAL OPERATING EXPENSES                 30,349,000   2,659,000    33,008,000      141,000      33,149,000
INCOME (LOSS) BEFORE MINORITY
 INTERESTS AND INCOME TAXES               1,634,000    (111,000)    1,523,000     (141,000)      1,382,000
Minority interests                          790,000           0       790,000            0         790,000
                                        -----------  ----------   -----------    ---------     -----------
INCOME (LOSS) BEFORE INCOME TAXES           844,000    (111,000)      733,000     (141,000)        592,000
Provision (benefit) for income taxes        236,000     (11,000)      225,000      (44,000)        181,000
                                        -----------  ----------   -----------    ---------     -----------
NET INCOME (LOSS)                       $   608,000  $ (100,000)  $   508,000    $ (97,000)    $   411,000
                                        ===========  ==========   ===========    =========     ===========
Income per common share:
Primary                                       $0.06                                                  $0.04
Fully diluted                                 $0.06                                                  $0.04
Weighted average number of shares
 outstanding:
Primary                                   9,646,000                                              9,646,000
Fully diluted                             9,757,000                                              9,757,000

                       PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1993

                                                                                     Pro Forma
                                             RHCI        FPM(c)       Subtotal      Adjustments      Pro Forma
                                         ------------  -----------  ------------   --------------   ------------
Current assets                           $ 53,509,000  $1,122,000   $ 54,631,000    ($4,641,000)(d) $ 49,990,000
Cost in excess of net asset value of
 purchased businesses                       4,664,000      28,000      4,692,000      3,279,000(e)     7,971,000
Other intangible assets                             0           0              0      3,190,000(e)     3,190,000
Other assets                               13,540,000      98,000     13,638,000              0       13,638,000
Property and equipment, net               114,796,000     316,000    115,112,000              0      115,112,000
                                         ------------  ----------   ------------     ----------     ------------

Total assets                             $186,509,000  $1,564,000   $188,073,000     $1,828,000     $189,901,000
                                         ============  ==========   ============     ==========     ============

Current liabilities                      $ 22,714,000  $  857,000   $ 23,571,000     $  625,000(f)  $ 24,196,000
Liabilities for unpaid self-insurance
 claims, less current portion               1,631,000           0      1,631,000              0        1,631,000
Long-term debt, less current portion       74,175,000      35,000     74,210,000      1,875,000(f)    76,085,000
Deferred income taxes                       6,168,000           0      6,168,000              0        6,168,000
Minority interests                          1,413,000           0      1,413,000              0        1,413,000

Stockholders' equity                       80,408,000     672,000     81,080,000       (672,000)      80,408,000
                                         ------------  ----------   ------------     ----------     ------------

Total liabilities and stockholders'
 equity                                  $186,509,000  $1,564,000   $188,073,000     $1,828,000     $189,901,000
                                         ============  ==========   ============     ==========     ============

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(a) The adjustment to depreciation and amortization relates to the additional amortization arising from the excess of costs over net asset value of Florida Psychiatric Management, Inc. (FPM) as if FPM was acquired as of July 1, 1992. The calculation of the adjustment to depreciation and amortization is as follows:

                                                                   Amortization  Amortization
                                                    Amortization        7/1/92-       7/1/93-
                                     Amount(1)       Period (2)         6/30/93       9/30/93
                                     ----------     ------------       --------      --------
Cost in excess of net asset value    $3,279,000       15 years         $218,600      $ 54,650
Other intangible assets               3,190,000       15 years          212,667        53,167
                                     ----------                        --------      --------
Total                                 6,469,000                         431,267       107,817
                                     ==========                        ========      ========

       (1) Actual amounts recorded as a result of the acquisition of FPM.
       (2) Fifteen-year amortization period is utilized as a composite average of the lives assigned to the intangible assets purchased.

(b) The adjustment to interest expense reflects the additional interest expense that would have been incurred had the consideration paid by RHCI in connection with its acquisition of FPM in the form of debentures been paid on July 1, 1992. The debentures bear interest at 7% per annum, payable in quarterly installments of $208,333, beginning six months after the acquisition date.

(c) Pro forma amounts shown as relating to FPM as of and for the quarter ended September 30, 1993 actually represent amounts as of and for the four months ended October 31, 1993. The operating results and changes in financial condition of FPM for the month of October 1993 were not material.

(d) Includes cash consideration paid for the acquisition of FPM of $4,000,000 and costs paid in connection with the acquisition.

(e) Represents cost in excess of net asset value and other intangible assets of FPM as of the date of the acquisition.

(f) Includes three-year debentures issued in connection with the acquisition. The debentures are payable in quarterly installments of $208,333, beginning six months from the acquisition date.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED JUNE 30, 1992 AND 1993

                    AND FOUR MONTHS ENDED OCTOBER 31, 1993


                                   CONTENTS

Report of Independent Auditors.....................  1

Audited Consolidated Financial Statements

  Consolidated Balance Sheets......................  2
  Consolidated Statements of Operations............  4
  Consolidated Statements of Stockholders' Equity..  5
  Consolidated Statements of Cash Flows............  6
     Notes to Consolidated Financial Statements....  9

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Florida Psychiatric Management, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Florida Psychiatric Management, Inc. and subsidiaries ("FPM") as of June 30, 1992 and 1993 and October 31, 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993. These financial statements are the responsibility of the FPM's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Florida Psychiatric Management, Inc. and subsidiaries at June 30, 1992 and 1993 and October 31, 1993, and the consolidated results of their operations and their cash flows for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993 in conformity with generally accepted accounting principles.


                                              ERNST & YOUNG LLP

Orlando, Florida
October 6, 1994

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                         JUNE 30          OCTOBER 31
                                     1992        1993        1993
                                  ----------  ----------  ----------
ASSETS
Current assets:
Cash and cash equivalents         $   74,799  $  370,366  $  550,606

Accounts receivable, less
 allowance for doubtful
 accounts of $6,300 at June
 30, 1992, $12,932 at June
 30, 1993 and $90,432 at
 October 31, 1993                    305,992     236,803     173,364
Income tax receivable (Note 7)             -           -     158,218
Other receivables                    268,768      21,834       1,320
Prepaid expenses                     152,512     112,176      89,052
Deferred income taxes (Note 7)        38,964      84,231     149,467
                                  ----------  ----------  ----------
Total current assets                 841,035     825,410   1,122,027

Property, plant, and
 equipment, net (Note 3)             538,650     465,894     315,756

Deferred income taxes (Note 7)             -           -      78,421
Goodwill                              91,717      29,021      28,278
Notes receivable from
 stockholders (Note 12)              123,177      39,525           -
Notes receivable from related
 party (Note 12)                     128,698      87,021           -
Other assets                         150,737      21,162      19,038
                                  ----------  ----------  ----------
Total assets                      $1,874,014  $1,468,033  $1,563,520
                                  ==========  ==========  ==========

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                                                               JUNE 30          OCTOBER 31
                                                           1992        1993        1993
                                                        ----------  ----------  ----------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
Current maturities of long-term debt and amounts due
 under line of credit borrowings (Note 4 and 5)         $  197,454  $  308,548  $   38,922
Accounts payable                                           886,233     420,565     207,932
Reserve for claims of health
 care providers (Note 8)                                   125,000     100,000     250,000
Due to related party (Note 12)                              67,221      36,750           -
Accrued liabilities                                        152,033     222,724     359,911
                                                        ----------  ----------  ----------
Total current liabilities                                1,427,941   1,088,587     856,765

Long-term debt, net of
 current maturities (Notes 4 and 5)                        245,976      96,379      35,151
Deferred income taxes
 (Note 7)                                                   16,994      29,951           -
Minority interest in
 subsidiary                                                 24,384           -           -

Commitments and contingencies
 (Note 8)

Stockholders' equity (Note 11):
Common stock, Class A, $.10
 par value:
  Authorized shares - 200,000
    Issued and outstanding
     shares - 101,850 at
     June 30, 1992 and
     1993 and 105,550 at
     October 31, 1993                                       10,185      10,185      10,555

Common stock, Class B, $.10
 par value:
  Authorized shares -
   200,000
  Issued and outstanding
   shares - 0                                                    -           -           -
Additional paid-in capital                                 124,239      48,219     564,818
Retained earnings                                           24,295     194,712      96,231
                                                        ----------  ----------  ----------
Total stockholders' equity                                 158,719     253,116     671,604
                                                        ----------  ----------  ----------
Total liabilities and
 stockholders' equity                                   $1,874,014  $1,468,033  $1,563,520
                                                        ==========  ==========  ==========

See accompanying notes.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               Four months
                                      Year ended June 30      ended October
                                      1992         1993         31, 1993
                                   ----------   ----------  ---------------
Revenues:
 Managed care revenues:
  From related party (Note 12)     $  422,009   $  220,137      $   60,000
  Other (Note 13)                   5,319,470    6,518,756       2,394,072

Other revenues:
 From related party (Note 12)               -      127,200               -
 Other (Note 9)                     1,798,732        7,018          93,588

Equity in earnings from
 unconsolidated partnerships
 (Note 2)                                   -       19,706               -
                                   ----------   ----------      ----------
Total revenue                       7,540,211    6,892,817       2,547,660

Operating expenses:
 Contracted provider services:
 From related party (Note 12)       1,617,000    1,542,000         633,197
 Other                              2,244,752    1,550,658         410,187

Salaries and wages (Note 10)        3,120,798    2,079,183         673,230

Other operating expenses:
 From related party (Note 12)          88,694      104,287          37,476
 Other                                655,236      932,606         843,244

Depreciation and amortization         134,403      136,654          47,432
Equity in losses from
 unconsolidated partnerships
 (Note 2)                              12,897      228,055           3,458
Interest                               42,129       31,119          10,613
                                   ----------   ----------      ----------
Total operating expenses            7,915,909    6,604,562       2,658,837
                                   ----------   ----------      ----------

Income (loss) from continuing
 operations, before income
 taxes                               (375,698)     288,255        (111,177)

Income taxes (benefit) (Note 7)      (109,436)     104,458         (11,143)
                                   ----------   ----------      ----------

Income (loss) from continuing
 operations                          (266,262)     183,797        (100,034)

Discontinued operations
 (Note 15):
 Loss on discontinued
  operations, net of current
  income tax benefit of
  $17,685 and deferred income
  tax expense of $16,582              (44,742)           -               -
 Gain on disposal of
  discontinued operations,
  net of current income tax
  expense of $47,586                  151,470            -               -
                                   ----------   ----------      ----------
Net income (loss)                  $ (159,534)  $  183,797      $ (100,034)
                                   ==========   ==========      ==========

See accompanying notes.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                           Common   Additional    Retained     Total
                           Stock     Paid-In     Earnings
                                     Capital
                           -------  -----------  ----------  ---------
Balance at July 1, 1991    $    98    $ 19,165   $ 190,656   $ 209,919
Net loss for the year
 ended June 30, 1992             -           -    (159,534)   (159,534)
Stock sale, September
 1991                            2      17,426           -      17,428
Stock split, 100 for 1,
 February 1, 1992            9,925           -      (9,925)          -
Stock sale, May 1992           160      87,648           -      87,808
Transfer of retained
 earnings of terminated
 partnership                     -           -       3,666       3,666
Minority interest in
 FPC (Notes 1 and 16)            -           -        (568)       (568)
                           -------    --------   ---------   ---------
Balance at June 30,
 1992                      $10,185    $124,239   $  24,295   $ 158,719
Net income for the year
 ended June 30, 1993             -           -     183,797     183,797
Cash dividend (Note 11)          -           -     (10,185)    (10,185)
Equity of previously
 related affiliate
 (FPASF) at date of
 acquisition by FPM
 (Note 17)                       -     (76,020)          -     (76,020)
Other                            -           -      (3,195)     (3,195)
                           -------    --------   ---------   ---------
Balance at June 30,
 1993                      $10,185    $ 48,219   $ 194,712   $ 253,116
Net loss for the four
 months ended October
 31, 1993                        -           -    (100,034)   (100,034)
Issuance of stock for
 services provided,
 October 1993 (Note 11)        370     227,484           -     227,854
Net tax benefit
 resulting from sales
 transaction (Note 11)           -     289,115           -     289,115
Other                            -           -       1,553       1,553
                           -------    --------   ---------   ---------
Balance at October 31,
 1993                      $10,555    $564,818   $  96,231   $ 671,604
                           =======    ========   =========   =========

See accompanying notes.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           FOUR MONTHS
                                    YEAR ENDED JUNE 30    ENDED OCTOBER
                                     1992        1993       31, 1993
                                  ---------   ---------   --------------
OPERATING ACTIVITIES
 Net income (loss)                $(159,534)  $ 183,797        $(100,034)

Adjustments to reconcile net
 income (loss) to net cash
 provided by operating
 activities:
Depreciation and amortization       134,403     136,654           47,432
Undistributed partnership
 losses, net of gains                55,775     208,349                -
Gain on disposal of
 discontinued operations           (199,057)          -                -
Issuance of stock for services
 provided (Note 11)                       -           -          227,354
Net tax benefit resulting from
 sales transaction (Note 11)              -           -          289,115
Loss on disposal of property         13,308       2,077           42,879
Loss on sale of subsidiary
 stock                                    -      51,038                -
Undistributed gain from
 subsidiary sold during 1993              -     (26,914)               -
Decrease (increase) in
 accounts receivable                (18,206)     79,531           63,439
Increase in income tax
 receivable                               -           -         (158,218)
Decrease (increase) in other
 receivables                       (163,385)    194,477           20,514
Decrease (increase) in prepaid
 expenses and other assets         (125,254)     37,175           23,124
Decrease (increase) in
 deferred income taxes               20,422     (47,490)        (143,657)
Decrease (increase) in other
 assets                               4,120        (725)           2,124
Increase (decrease) in
 accounts payable and accrued
 liabilities                        646,739    (535,092)        (112,196)
Increase (decrease) in
 deferred income taxes
 payable                            (18,218)     12,986          (29,951)
Increase (decrease) in reserve
 for claims of health care
 providers                           80,000     (25,000)         150,000
Other                                     -           -              (13)
                                  ---------   ---------        ---------
Net cash provided by operating
 activities                         271,113     270,863          321,912

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                                                          FOUR MONTHS
                                   YEAR ENDED JUNE 30    ENDED OCTOBER
                                    1992        1993       31, 1993
                                 ---------   ---------   --------------
INVESTING ACTIVITIES
Purchases of property, plant,
 and equipment                    (172,012)   (62,684)     (20,183)
Proceeds from disposal of
 property, plant, and
 equipment                          36,841          -       82,319
Payments received on note for
 sale of property                    8,895          -            -
Proceeds from disposal of
 discontinued operations           237,266          -            -
Investment in partnerships        (152,500)   (52,786)           -
Partnership distribution                 -     36,215            -
Withdrawals from partnerships       36,333     20,000            -
Purchase of minority interest
 in Mainstream, Inc.               (73,317)         -            -
Advances on notes receivable,
 other                            (331,589)  (109,453)           -
Collections on notes
 receivable, other                 355,342     84,643       87,021
Loans to shareholders              (35,166)   (35,808)           -
Payments received on notes
 receivable from shareholders       17,489    119,461       39,525
Other                                    -     (2,515)           -
                                  --------   --------      -------
Net cash provided by (used in)
 investing activities              (72,418)    (2,927)     188,682

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                                                          FOUR MONTHS
                                   YEAR ENDED JUNE 30    ENDED OCTOBER
                                    1992        1993       31, 1993
                                 ---------   ---------   --------------
FINANCING ACTIVITIES
Withdrawals on line of credit       743,832     695,000                -
Payments on line of credit         (771,000)   (598,032)        (269,800)
Payments of installment notes      (148,727)    (85,136)         (43,885)
Payments on loans from
 shareholders                       (38,185)     (3,363)               -
Payments on capital lease
 obligations                        (15,211)    (24,742)         (17,169)
Dividends  paid                      (1,690)          -                -
Sale of common stock                 61,333           -              500
Collection on note from sale
 of common stock                          -      43,904                -
                                  ---------   ---------        ---------
Net cash provided by (used in)
 financing activities              (169,648)     27,631         (330,354)

Net increase in cash and cash
 equivalents                         29,047     295,567          180,240
Cash and cash equivalents at
 beginning of period                 45,752      74,799          370,366
                                  ---------   ---------        ---------
Cash and cash equivalents at
 end of period                    $  74,799   $ 370,366        $ 550,606
                                  =========   =========        =========
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOWS INFORMATION
Cash paid during period for:
 Interest                         $  55,372   $  33,342        $  12,046
                                  =========   =========        =========
 Taxes                            $ 174,850   $  24,000        $       -
                                  =========   =========        =========

SCHEDULE OF NONCASH INVESTING
 ACTIVITIES
Capital lease obligation
 incurred for office
 equipment                        $  15,312   $  31,700        $       -
                                  =========   =========        =========
SCHEDULE OF NONCASH FINANCING
 ACTIVITIES
Note receivable for sale of
 common stock                     $  43,904   $       -         $       -
                                  =========   =========         =========
Notes and accounts receivable
 exchanged for redemption of
 stock owned in subsidiary        $       -   $  83,986         $       -
                                  =========   =========         =========
Current liabilities assumed
 related to redemption of
 stock owned in subsidiary        $       -   $  13,778         $       -
                                  =========   =========         =========
Liability  incurred for
 dividends declared               $       -   $  10,185         $       -
                                  =========   =========         =========

See accompanying notes.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      YEARS ENDED JUNE 30, 1992 AND 1993
                    AND FOUR MONTHS ENDED OCTOBER 31, 1993


1.  ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The consolidated financial statements include the accounts of Florida Psychiatric Management, Inc., a Florida corporation founded in 1990, and its subsidiaries (collectively, "FPM"). FPM manages the delivery of mental health and substance abuse care given by independent providers on behalf of its clients
- insurance carriers, health maintenance organizations, and self-insured employers. FPM also provides financial management and other nonclinical administrative services to certain Florida professional service corporations, which operate multi-specialty group psychiatric medical practices. In addition, FPM provides clinical administrative services to mental health facilities.

Effective October 31, 1993, FPM's stockholders sold 100% of their shares in FPM to Ramsay Managed Care, Inc. The accompanying consolidated financial statements were prepared on the basis of historical cost.

AFFILIATES

Mainstream, Inc. ("Mainstream"), a Florida corporation incorporated in 1986, has a 30% partnership interest in American Day Treatment Centers of Florida ("ADTC/Florida"), which operates partial hospitalization programs (day treatment centers). Mainstream is a wholly owned subsidiary of FPM. Mainstream was reorganized in September 1991 and certain of its operations were discontinued as described in Note 15.

Florida Psychiatric Consultants, Inc. ("FPC"), a Florida corporation incorporated in 1982, provides non-clinical administrative services to certain psychiatric medical practices. On June 8, 1993, FPM's 80% stock ownership in FPC was redeemed as further described in Note 16.

Florida Psychiatric Associates - South Florida, Inc. ("FPASF"), a Florida corporation incorporated in 1991, provides clinical services to patients covered by FPM managed care contracts. All outstanding stock of FPASF was acquired by FPM in June 1993 as further described in Note 17.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

1.  ACCOUNTING POLICIES (CONTINUED)

All of FPM's business activities are with customers located within the state of Florida.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of FPM and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUES

Revenues consist primarily of managed care and administrative services revenue. Managed care revenue represents capitated amounts received for behavioral health services provided to patients covered by certain managed care contracts.
Managed care revenue is recognized during the period in which enrolled lives are covered for capitated payments received. Administrative services revenue represents amounts received for case management, utilization review and quality assurance oversight on the delivery of behavioral health services given by independent providers on behalf of clients. Administrative services revenue is recognized as services are provided.

CONTRACTED PROVIDER SERVICES

FPM contracts with various health care providers for the provision of mental health and substance abuse services. The costs of contracted provider services are accrued in the period in which they are incurred.

GOODWILL

The excess cost of purchased companies over the fair market value of their net assets at the date of acquisition is recorded as goodwill. Goodwill is amortized on the straight-line basis over 40 years.

PROPERTY, PLANT AND EQUIPMENT

Property, plant, and equipment is stated at cost. Depreciation is computed principally by the double declining balance method for financial reporting purposes. Amortization of assets under capital leases is included in depreciation expense.

CASH EQUIVALENTS

FPM considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

1.  ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

FPM recognizes deferred income tax on significant temporary differences between financial statement and income tax reporting.

2. INVESTMENTS IN PARTNERSHIPS

During the two years ended June 30, 1992 and 1993 and the four months ended October 31, 1993, FPM owned capital interests in two general partnerships. Partnership investments are adjusted for FPM's portion of the undistributed earnings or losses of those partnerships. For the year ended June 30, 1992, undistributed losses from partnerships were $12,897. For the year ended June 30, 1993, undistributed gains from partnerships were $19,706 and undistributed losses from partnerships were $228,055. For the four months ended October 31, 1993, undistributed losses from partnerships were $3,458.

3. PROPERTY, PLANT AND EQUIPMENT

Major categories of property, plant and equipment at June 30, 1992 and 1993 and October 31, 1993 are as follows:

                                      June 30          October 31,
                                  1992      1993          1993
                                 --------  --------   -----------
Land                             $  4,724         -            -
Building and improvements          99,090         -            -
Leasehold improvements             12,702  $ 13,622     $ 13,622
Furniture and fixtures            103,086   132,122      132,158
Vehicles and equipment            585,114   651,767      514,383
Assets under capital lease         90,447   122,147       98,067
                                 --------  --------     --------
                                  895,163   919,658      758,230
Less accumulated depreciation
 and amortization                 356,513   453,764      442,474
                                 --------  --------     --------
                                 $538,650  $465,894     $315,756
                                 ========  ========     ========

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

4. CREDIT ARRANGEMENTS

During 1992 and 1993, FPM had a line-of-credit arrangement with a bank, under which FPM could borrow up to $200,000 at the lender's prime rate. At June 30, 1992 and 1993, FPM had $80,000 and $200,000, respectively, outstanding on the line-of-credit. The line-of-credit arrangement was cancelled as of October 31, 1993 and no principal or interest remain outstanding.

In addition, Mainstream, during 1992 and 1993, had a line of credit arrangement with a bank, under which Mainstream could borrow up to $260,000 at the lender's prime rate plus one-half percent. At June 30, 1992 and 1993, Mainstream had $92,832 and $69,800, respectively, outstanding on this line-of-credit. The line-of-credit arrangement was cancelled as of October 31, 1993 and no principal or interest remain outstanding.

Outstanding balances under both lines of credit are included in notes payable under long-term debt.

5. LONG-TERM DEBT

Long-term debt at June 30, 1992 and 1993 and October 31, 1993 consists of the following:


                                  June 30          October 31,
                              1993       1992         1993
                             --------  -------     -----------
Notes payable and line of
 credit borrowings           $258,733  $311,531      $22,460
Mortgage payable               77,018         -            -
Unsecured loans                45,828    24,617            -
Capital leases payable         61,851    68,779       51,613
                             --------  --------      -------
                              443,430   404,927       74,073
Less current portion          197,454   308,548       38,922
                             --------  --------      -------
                             $245,976  $ 96,379      $35,151
                             ========  ========      =======

Notes payable are secured by the property to which the notes relate. Interest rates on notes range from 7.34% to 11.37%.

Maturities of notes payable, line of credit borrowings, unsecured loans payable and capital leases payable are $38,922 for the eight months ended June 30, 1994 and $35,151 for the year ending June 30, 1995.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

6. OPERATING LEASES

FPM leases certain equipment and office space under noncancelable operating leases that expire in various years through 2003. Future minimum payments under noncancelable operating leases with initial terms of one year or more consists of the following at June 30, 1993:


YEAR ENDING JUNE 30
1994                            $ 97,718
1995                              78,849
1996                              62,471
1997                              62,471
1998                              62,471
Thereafter                       322,768
                                --------
Total minimum lease payments    $686,748
                                ========

FPM has operating lease agreements with a related party for building, office and parking space for which minimum future lease payments total $644,127. These payments are included in the total future minimum lease payments of $686,748 (see Note 12). Total lease and rental expense for operating leases included in operations for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993 amounted to $112,467, $126,033 and $53,695, respectively.

7. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of FPM's deferred tax assets and liabilities are as follows:

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

7.  INCOME TAXES (CONTINUED)

                                               JUNE 30           OCTOBER 31
                                           1992        1993         1993
                                        ----------   --------   -----------
Deferred tax assets:
  Net operating loss carryforwards               -   $ 65,034     $  92,566
  Accrued incurred-but-not-reported
   claims                                $  38,038      5,009        88,997
Accrued employee benefits                   13,787     23,320        44,351
Allowance for doubtful accounts              1,914      4,862        32,336
Investment in partnership                        -          -        21,537
Other                                       10,094          -         1,474
                                         ---------   --------     ---------

Total deferred assets                       63,833     98,225       281,261

Deferred tax liabilities:
Tax over book amortization                  35,296     32,906        35,783
Investments in partnership                       -      7,541             -
Other                                        6,567      3,498        17,590
                                         ---------   --------     ---------

Total deferred tax liabilities              41,863     43,945        53,373
                                         ---------   --------     ---------

Net deferred tax assets                  $  21,970   $ 54,280     $ 227,888
                                         =========   ========     =========

Income tax expense (benefit) from continuing operations consists of the following:

                                                                   FOUR
                                                                  MONTHS
                                                                   ENDED
                                            YEAR ENDED JUNE 30   OCTOBER 31
                                            1992       1993         1993
                                         ---------   --------    ----------
Income taxes currently payable:
Federal                                  $ (87,795)  $127,272     $ 130,897
State                                       (7,184)    11,482             -

Deferred income taxes:
Federal                                     (5,816)   (39,855)     (108,075)
State                                       (8,641)     5,559       (33,965)
                                         ---------   --------     ---------
                                         $(109,436)  $104,458     $ (11,143)
                                         =========   ========     =========

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

7.  INCOME TAXES (CONTINUED)

Income taxes currently payable for the four months ended October 31, 1993 do not include the benefit of $289,115 related to the tax effect of the exercise of certain options (see Note 11), as such benefit was credited to additional paid-in capital.

Income tax expense (benefit) is reported in the consolidated statements of operations as follows:

                                                 FOUR MONTHS
                                                    ENDED
                             YEAR ENDED JUNE 30   OCTOBER 31
                              1992       1993        1993
                           ---------   --------  -----------
Income taxes (benefit)     $(109,436)  $104,458     $(11,143)
Discontinued operations       46,483          -            -
                           ---------   --------     --------
                           $ (62,953)  $104,458     $(11,143)
                           =========   ========     ========


Income tax expense (benefit) included in the consolidated statements of operations differs from the amounts computed by applying the statutory rate to income (loss) from continuing operations, before income taxes, as follows:

                                                            FOUR MONTHS
                                                               ENDED
                                       YEAR ENDED JUNE 30    OCTOBER 31
                                        1992       1993         1993
                                     ---------   --------   -----------
Income (loss) from continuing
 operations before income taxes      $(375,698)  $288,255     $(111,177)
Federal statutory rate                      34%        34%           34%
                                     ---------   --------     ---------
                                      (127,737)    98,007       (37,800)
Loss on sale of assets to related
 party                                       -          -        16,415
Other, net                              18,301      6,451        10,242
                                     ---------   --------     ---------
                                     $(109,436)  $104,458     $ (11,143)
                                     =========   ========     =========


At October 31, 1993, net operating loss carryforwards of approximately $203,000 for federal income tax purposes, which expire from 2005 to 2008, and approximately $496,000 for state income tax purposes, which expire from 2005 to 2008, are available to reduce future taxable income.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

8. COMMITMENTS AND CONTINGENCIES

RESERVE FOR CLAIMS OF HEALTH CARE PROVIDERS

FPM has established a reserve for the liability from claims of health care providers. This reserve which has been charged to contracted provider services has been estimated to be $125,000 at June 30, 1992, $100,000 at June 30, 1993 and $250,000 at October 31, 1993.

RESERVE FOR CLAIMS UNDER SELF-INSURED HEALTH INSURANCE PLAN

FPM provides health insurance coverage to its eligible employees through a self funded insurance plan. FPM maintains a stop loss contract with an outside insurance company, which limits FPM's annual liability to $17,500 per each covered dependent, with the aggregate annual total not to exceed $216,265 for the plan year beginning June 1993. Based on FPM's experience, the expected liability for claims for services performed but not yet reported, has been estimated to be $30,589, $35,000 and $48,091 at June 30, 1992 and 1993 and
October 31, 1993, respectively, and is included in accounts payable.

9. TERMINATION OF CLINICAL SERVICES AGREEMENT

Effective August 7, 1991, FPM terminated its Clinical Services Agreement with West Lake Hospital, a Florida joint venture. As consideration for the termination of this contract, FPM received a lump sum payment of $1,700,000 which is included in fiscal 1992 other revenues (see Note 10).

10. BONUS PAYMENTS

At its meeting on August 29, 1991, FPM's Board of Directors approved bonuses to certain related employees in recognition of their substantial services performed on behalf of FPM under the Clinical Services Agreement with West Lake Hospital (see Note 9). These bonuses aggregated $1,310,000, and are included in salaries and benefits for the year ended June 30, 1992.

At its meeting on June 30, 1993, FPM's Board of Directors approved bonuses to certain related employees in recognition of their substantial services performed on behalf of FPM during the year ended June 30, 1993. In aggregate, these bonuses amounted to $334,250 and are included in salaries and benefits for the year ended June 30, 1993.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

11. STOCKHOLDERS' EQUITY

TRANSACTIONS WITH STOCKHOLDERS

In October 1993, a stockholder exercised an option acquired in connection with professional services provided and acquired 3,700 shares of FPM common stock with a value of $227,854. The $227,854 was charged to operations during the four months ended October 31, 1993. In addition, in October 1993, certain key employees exercised options to acquire shares of FPM common stock from certain stockholders who collectively had previously held a majority of FPM's outstanding common stock. As a result of this sale of shares by FPM's stockholders, a tax benefit of $289,115 accrued to FPM. This tax benefit is included in the consolidated statements of stockholders' equity as an addition to additional paid-in capital.

VOTING RIGHTS

Class A common stockholders are entitled to one vote per share. On May 18, 1992, the Board of Directors authorized 200,000 shares of Class B common stock. While there are currently no Class B common stockholders, any future holders of Class B common stock would not be entitled to voting rights.

DIVIDEND

On June 30, 1993, the Board of Directors authorized the payment of a dividend of $.10 per share payable to stockholders of FPM as of June 30, 1993. Dividends payable of $10,185 are included in accrued liabilities at June 30, 1993.

12. RELATED PARTY TRANSACTIONS

FPM leases land and building (see Note 6) from Minnesota Properties II, a Florida general partnership, in which certain stockholders of FPM have a 75% ownership interest. Rental expense related to this lease for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993 was $42,340, $54,330 and $20,824, respectively.

FPM also leases office space from Minnesota Properties, a Florida general partnership in which certain stockholders of FPM have a 56% ownership interest, on a month-to-month basis. Rental expense for this office space for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993, was $17,129, $18,007 and $6,002, respectively.

FPM leases a boat from Lazoritz - Dahl Joint Venture, in which certain stockholders of FPM have a 100% ownership interest. Rental expenses related to this lease for the years ended June 30, 1992 and 1993 and

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

12.  RELATED PARTY TRANSACTIONS-(CONTINUED)

the four months ended October 31, 1993 were $29,225, $31,950 and $10,650, respectively.

FPM provides financial management and other nonclinical administrative services to Florida Psychiatric Associates, P.A. ("FPA"), a Florida professional service corporation, which was 86% owned by stockholders of FPM until June 1, 1994. Income included in managed care revenues for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993 from FPA was $244,675, $220,137 and $60,000, respectively.

Additionally FPA is one of the providers FPM contracts with to provide psychiatric services to patients enrolled in health plans managed by FPM. Included in contracted provider services for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993 is approximately $1,600,000, $1,520,000 and $633,000, respectively, for such services provided by FPA.

At June 30, 1992 and 1993 and October 31, 1993, FPM owed FPA $67,221, $36,750 and $0, respectively, for intercompany transactions which is included in accounts payable. At June 30, 1993 and October 31, 1993, FPA owed FPM $83,009 and $0, respectively, in notes and accounts receivable which were assigned to FPM by FPC upon FPC's purchase of FPM's 80% stock ownership in FPC.

Prior to the repurchase of its stock held by FPM on June 8, 1993, FPC provided nonclinical administrative services to FPA. For the year ended June 30, 1993, fees for such services were $159,000. FPM's proportionate share of such fees is included in other revenues. For the year ended June 30, 1992, managed care revenues included $177,334 for services performed for FPA.

FPASF, one of the providers FPM contracts with to provide psychiatric services to patients enrolled in health plans managed by FPM, became a wholly-owned subsidiary of FPM on June 18, 1993 (see Note 17). Prior to that date, FPASF was 100% owned by certain stockholders of FPM. For the year ended June 30, 1992 and the period July 1, 1992 to June 18, 1993, approximately $17,000 and $22,000 of such expense is included in contracted provider services, respectively.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

13. MAJOR CUSTOMERS

For the year ended June 30, 1992, approximately 74% of revenue was earned from three customers. Walt Disney World Co. comprised approximately $2,303,000 or 41% of revenue. The School Board of Orange County, Florida, Inc. and Metropolitan Life Insurance Co., Inc. comprised approximately $1,003,000 or 18% of revenue, and $550,000 or 15% of revenue, respectively.

For the year ended June 30, 1993, approximately 74% of revenue was earned from three customers. Walt Disney World Co. comprised approximately $2,980,000 or 44% of revenue. The School Board of Orange County, Florida, Inc. and Metropolitan Life Insurance Company, Inc. comprised approximately $1,040,000 and $1,030,000, or approximately 15% each of revenue.

For the four months ended October 31, 1993, approximately 71% of revenue was earned from three customers. Walt Disney World Co. comprised approximately $1,061,000, or 45% of revenue. The School Board of Orange County, Florida, Inc. and Health Options, Inc. customers comprised approximately $348,000 or 15% of revenue, and $268,000 or approximately 11% of revenue, respectively.

14. PROFIT SHARING PLAN

FPM participates in a profit sharing plan which also covers Mainstream, FPC and several other unconsolidated affiliates. Contributions by FPM are discretionary. Plan contributions for the years ended June 30, 1992 and 1993 and the four months ended October 31, 1993 were approximately $29,000, $0 and $7,316, respectively.

15. DISCONTINUED OPERATIONS

Mainstream, Inc., a Florida corporation incorporated in 1986, owned and operated a partial hospitalization program (day treatment center) in Winter Park, Florida. FPM owned 81.67% of Mainstream, Inc. prior to September 16, 1991, at which time FPM purchased the stock owned by the minority stockholders. As a result, Mainstream, Inc. became a wholly owned subsidiary of FPM. During the year ended June 30, 1992, FPM made a decision to discontinue operating its day treatment center business segments. Revenue from discontinued operations of Mainstream, Inc. in fiscal year 1992 was $144,199 for the period prior to disposal of the segment and is included in loss from discontinued operations.

             FLORIDA PSYCHIATRIC MANAGEMENT, INC. AND SUBSIDIARIES

16. SALE OF SUBSIDIARY'S STOCK

On June 8, 1993, FPM's 80% stock ownership in FPC was redeemed. FPM recognized its equity in the earnings of FPC during the period July 1, 1992 to June 8, 1993, in the amount of $15,648 after taxes. In exchange for the FPC stock, FPM was assigned accounts and notes receivable of $83,987 and assumed liabilities of $25,045, which resulted in a loss to FPM of $51,038 on the stock sale. The loss is included in other operating expenses in the accompanying consolidated statements of operations.

17. ACQUISITION OF SUBSIDIARY'S STOCK UNDER COMMON CONTROL

On June 18, 1993, FPM acquired one hundred percent of the outstanding common stock of Florida Psychiatric Associates - South Florida, P.A. ("FPASF"). The stock was received as a capital contribution from FPM's three major stockholders. The consolidated statement of operations for the year ended June 30, 1993 includes the results of operations of FPASF from the date of acquisition through June 30, 1993. The assets and liabilities transferred from FPASF are accounted for at their historical cost because they represent a transfer of net assets under common control.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 20, 1995


                                            RAMSAY HEALTH CARE, INC.


                                                /s/ Gregory H. Browne
                                            By:_______________________
                                                  Gregory H. Browne
                                              Chief Executive Officer
                                                    and President

B. EXHIBITS

2.1 Agreement dated as of October 12, 1993 among FPM, the stockholders of FPM, the registrant and a subsidiary of the registrant (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 of Ramsay Managed Care, Inc., File No. 33-89514).

23.1    Consent of Ernst & Young LLP